SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following e-mail was sent by XenoPort, Inc. (the “Company”) on April 22, 2014 to employee participants in the Company’s equity incentive plans and employee stock purchase plan:

To participants of XenoPort, Inc.’s equity incentive plans and/or Employee Stock Purchase Plan:

For your reference, please note that copies of XenoPort’s 2013 Annual Report to Stockholders and the 2014 Proxy Statement were mailed to stockholders and filed with the SEC today, and are available for viewing at www.ViewOurMaterial.com/XNPT as well as on XenoPort’s Investors website under SEC Filings at http://investor.xenoport.com/sec.cfm (which also includes copies of all of XenoPort’s publicly-filed SEC reports). In addition, paper versions of the 2013 Annual Report to Stockholders and the 2014 Proxy Statement are available and will be provided to you free of charge upon request to Jackie Cossmon, Senior Director of Investor Relations.

Link to 2013 Annual Report to Stockholders: http://www.viewourmaterial.com/XNPT/AR.pdf

Link to 2014 Proxy Statement: http://www.viewourmaterial.com/XNPT/PS.pdf

Link to Stockholder Letter: http://www.viewourmaterial.com/XNPT/Letter1.pdf

Link to Publicly-Filed SEC Reports: http://investor.xenoport.com/sec.cfm

Thank you,

LaTisha Johnson-Neely

Sr. Payroll Admin

XenoPort, Inc.

3410 Central Expressway

Santa Clara, CA 95051

408-616-7253